                                                                      Exhibit 12

                              QUALITY FOOD CENTERS, INC.
                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                 Fiscal Year
                        ----------------------------------------------------------------------------------------
                        12 Weeks Ended
                        March 22, 1997       1996           1995           1994           1993           1992
                        --------------     ---------      ---------      ---------      ---------      ---------
Earnings Before
   Income Taxes           10,279,158       39,573,770    32,239,238      40,144,536     39,776,572     37,708,720
Less: Interest
   Capitalized              (212,051)      (1,260,623)     (166,959)
                          ----------       ----------    ----------      ----------     ----------     ----------
Earnings                  10,067,107       38,313,147    32,072,279      40,144,536     39,776,572     37,708,720
                          ----------       ----------    ----------      ----------     ----------     ----------
                          ----------       ----------    ----------      ----------     ----------     ----------
Interest (including
   capitalized
   interest)               2,988,730       11,150,873     9,806,364
Interest factor in
   Rent Expense            1,372,487        4,820,707     4,139,078       2,728,333      2,390,014      1,737,563
                          ----------       ----------    ----------      ----------     ----------     ----------
    Total Fixed
       Charges             4,361,217       15,971,580    13,945,442       2,728,333      2,390,014      1,737,563
                          ----------       ----------    ----------      ----------     ----------     ----------
                          ----------       ----------    ----------      ----------     ----------     ----------
    Total Earnings
       and Fixed
       Charges            14,428,324       54,284,727    46,017,721      42,872,869     42,166,586     39,446,283
                          ----------       ----------    ----------      ----------     ----------     ----------
                          ----------       ----------    ----------      ----------     ----------     ----------
Ratio of Earnings
to Fixed Charges                3.31             3.40          3.30           15.71          17.64          22.70
                          ----------       ----------    ----------      ----------     ----------     ----------
                          ----------       ----------    ----------      ----------     ----------     ----------
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